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                                                                 Exhibit (23)(A)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Healthaxis Inc.
East Norriton, PA



We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Forms S-8 (File No. 333-15997, File No. 333-71223, File No. 333-83091, File No. 333-54690) and on
Form S-3 (File No. 333-33842) of our report dated March 16, 2001, relating to the consolidated financial statements of Healthaxis Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus included in the Registration Statement on Form S-3.

/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP




Dallas, TX
March 29, 2001